As filed with the Securities and Exchange Commission on February 9, 2017

Registration Statement No. 333-215747

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3191702
(State of Incorporation)	(I.R.S. Employer Identification Number)

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(908) 200-7500

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Avery W. Catlin

Chief Financial Officer

CELLDEX THERAPEUTICS, INC.

Perryville III Building, 53 Frontage Road, Suite 220

Hampton, New Jersey 08827

(908) 200-7500

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 9, 2017

PROSPECTUS

CELLDEX THERAPEUTICS, INC.

18,369,107 shares of

Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 18,369,107 outstanding shares of our common stock, par value $0.001 per share held by such selling stockholders.  We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders may sell all or a portion of these shares from time to time, in amounts, at prices and on terms determined at the time of sale. The shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common stock trades on The NASDAQ Global Market under the symbol “CLDX.”  The last reported sale price of our common stock on January 24, 2017 was $3.33 per share.  You are urged to obtain current market quotations for the common stock.

Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                               , 2017.

1

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

RISK FACTORS	4

USE OF PROCEEDS	4

SELLING STOCKHOLDERS	4

PLAN OF DISTRIBUTION	7

LEGAL MATTERS	8

EXPERTS	8

WHERE YOU CAN FIND MORE INFORMATION	8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9

INFORMATION NOT REQUIRED IN THE PROSPECTUS	1

2

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Using the shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any of the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Celldex” or the “Company” as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors”, together with the additional information described under “Incorporation of Certain Information By Reference”.

We are a biopharmaceutical company focused on the development and commercialization of several immunotherapy technologies for the treatment of cancer and other difficult-to-treat diseases. Our drug candidates are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of protein-based molecules such as vaccines, antibodies and antibody-drug conjugates that are used to treat specific types of cancer or other diseases.

Our latest stage drug candidate, glembatumumab vedotin (also referred to as CDX-011) is a targeted antibody-drug conjugate in a randomized, Phase 2b study for the treatment of triple negative breast cancer and a Phase 2 study for the treatment of metastatic melanoma. Varlilumab (also referred to as CDX-1127) is an immune modulating antibody that is designed to enhance a patient’s immune response against their cancer. We established proof of concept in a Phase 1 study with varlilumab, which has allowed several combination studies to begin in various indications. We also have a number of earlier stage drug candidates in clinical development, including CDX-1401, a targeted immunotherapeutic aimed at antigen presenting cells, or APCs, for cancer indications, CDX-301, an immune cell mobilizing agent and dendritic cell growth factor, and CDX-014, an antibody drug conjugate targeting TIM-1. Our drug candidates address market opportunities for which we believe current therapies are inadequate or non-existent.  As discussed below, we recently acquired Kolltan Pharmaceuticals, Inc. thereby expanding our pipeline of drug candidates.

We are building a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. Our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product.

Description of the Merger Transaction

On November 29, 2016, we consummated the transactions contemplated by the Agreement and Plan of Merger dated as of November 1, 2016 by and among Celldex, Kolltan Pharmaceuticals, Inc., a Delaware corporation, Connemara Merger Sub 1 Inc. a Delaware corporation and a wholly-owned subsidiary of Celldex and Connemara Merger Sub 2 LLC., a Delaware limited liability company and a wholly-owned subsidiary of Celldex. Upon consummation of the transactions, Kolltan became a wholly-owned subsidiary of Celldex.

Prior to the merger, Kolltan was a privately-held clinical-stage company focused on the discovery and development of novel, antibody-based drug candidates targeting reception tyrosine kinases, or RTKs. Kolltan’s programs include: (i) KTN0158, a humanized monoclonal antibody that is a potent inhibitor of KIT activation and receptor dimerization in tumor cells and mast cells, which is currently in a Phase 1 dose escalation study in refractory gastrointestinal stromal tumors (GIST); (ii) KTN3379, a human monoclonal antibody designed to block the activity of ErbB3 (HER3), which recently completed a Phase 1b study with combination cohorts where meaningful responses and stable disease were observed in cetuximab (Erbitux®) refractory patients in head and neck squamous cell carcinoma and in BRAF-mutant non-small cell lung cancer (NSCLC); and (iii) a multi-faceted TAM program, a broad antibody discovery effort underway to generate antibodies that modulate the TAM family of RTKs, comprised of Tyro3, AXL and MerTK, which are expressed on tumor-infiltrating macrophages, dendritic cells and some tumors. Research supports TAMs having broad application and potential across immuno-oncology and inflammatory diseases.

Under the terms of the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement, Kolltan’s investors received, in exchange for their share and debt interests in Kolltan, an aggregate of 18,257,996 shares of Celldex’s common stock with a calculated value of $62.5 million, based on the average closing price of Celldex’s stock for the five trading day period ending on October 28, 2016, the third calendar day prior to the date of the Merger Agreement, as adjusted downward pursuant to the terms of the Merger Agreement. The Merger Agreement provides that the number of shares that can be issued at the closing can be increased or decreased by no more than 5% in either direction based on the comparable average closing prices over the five trading days prior to the closing date.  Therefore, because the average closing price of Celldex’s stock over the five trading days prior to the closing date was higher than the comparable average closing prices over the five trading days prior to the date of the Merger Agreement, there was a full 5% downward adjustment in the number of shares issued at closing.  In addition, following closing, certain officers of Kolltan will receive an aggregate of 437,901 shares of Celldex’s common stock in lieu of cash severance obligations owed to them by Kolltan.  In addition, in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s product candidates are achieved, Celldex will be required to pay Kolltan’s stockholders milestone payments of up to $172.5 million, which milestone payments may be made, at Celldex’s sole election, in cash, in shares of Celldex’s common stock or a combination of both, subject to NASDAQ listing requirements and provisions of the Merger Agreement.  The number of shares of Celldex common stock issued in connection with a milestone payment, if any, will be determined based on the average closing price per share of Celldex common stock for the five trading day period ending three calendar days prior to the achievement of such milestone. Pursuant to applicable NASDAQ listing rules, we are required to obtain stockholder approval of such issuances of our common stock to the extent that such issuances exceed 19.9% of our common stock outstanding prior to the merger.  If we do not obtain stockholder approval of such common stock issuances, we may elect to pay the milestone consideration in cash to maintain compliance with applicable NASDAQ listing standards.  We may still decide to pay cash even if we obtain stockholder approval.

Furthermore, under the terms of the Merger Agreement, Celldex agreed to file with the Securities Exchange Commission, as promptly as practical following the closing date, but in any event not later than sixty (60) following the closing date, a registration statement covering the resale of the shares of Celldex common stock issued at closing.  The filing of this registration statement satisfies such obligation.  Celldex further agreed to use reasonable best efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after filing and to maintain the continuous effectiveness of such registration statement until the earlier of (A) the date all such registration shares have been sold pursuant to such registration statement, or (B) such time as all such registration shares may be sold under Rule 144 of the Securities Act. Celldex also agreed, if any shares are issued as part of a milestone payment to file registration statements covering the resale of such shares of Celldex common stock, if any, as promptly as practical, but in any event not later than forty-five (45) days following issuance of any such milestone shares.  Celldex agreed to pay all expenses associated with the preparation and filing of such registration statements and any amendments or supplements thereto, and any actions or filings necessary to maintain the effectiveness of such registration statements.

Corporate Information

We are a Delaware corporation organized in 1983.  Our principal executive offices are located at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827 and our telephone number is (908) 200-7500.  Our corporate website is www.celldex.com.  The information on our website is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled “Risk Factors” in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.  We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, or 10-K/A, as applicable, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Stockholders.” We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of 18,369,107 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders and their transferees.  Such shares were issued to the selling stockholders in the transactions described under the caption “Description of the Merger Transaction” above.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby are sold.

The table is based on information available to us as of January 24, 2017, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to any options or other convertible securities held by that person that are convertible or exercisable as of January 24, 2017, or convertible or exercisable within 60 days of January 24, 2017, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The percentage of beneficial ownership before and after this offering is based on 122,278,437 shares outstanding on January 24, 2017.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities.  The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which the Company filed this prospectus.

	Beneficial Ownership Before the Offering		Shares Being Offered	Beneficial Ownership After the Offering
Name of Selling Stockholder	Number	Percent	Number	Number	Percent

Fidelity Select Portfolios: Biotechnology Portfolio(1)	7,625,866	6.24%	2,693,710	4,932,156	4.03%
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(1)	1,295,036	1.06%	407,715	887,321	*
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(1)	1,534,526	1.25%	428,384	1,106,142	*
Fidelity Mt. Vernon Trust: Fidelity Growth Company Fund(1)	5,526,512	4.52%	2,010,393	3,516,119	2.88%
Fidelity Growth Company Commingled Pool(1)	1,861,312	1.52%	92,999	1,768,313	1.45%
Elm Street Ventures, LP(2)	126,588	*	126,588	—	*
Franklin M. Berger	632,944	*	632,944	—	*
Mark L. Hart III	126,588	*	126,588	—	*
David Madden	50,635	*	50,635	—	*
Waenard L. Miller, MD	37,977	*	37,977	—	*
Frederick C. Goggans Family Partnership(3)	25,318	*	25,318	—	*
Susan Kingsolver	12,659	*	12,659	—	*
Thomas H. Glocer(4)	14,982	*	14,982	—	*
Daniel M. Neidich	126,589	*	126,589	—	*
The Daniel M. Neidich 2012 Family Trust(5)	126,589	*	126,589	—	*
David J. Shorma	25,318	*	25,318	—	*
Wagner Family Partnership VI(6)	126,588	*	126,588	—	*
Joseph C. Tortorici	7,491	*	7,491	—	*
Jean-Pierre and Rachel Lehmann	379,766	*	379,766	—	*
VAE, LLC(7)	7,491	*	7,491	—	*
KLP Enterprises, LLC(8)	6,865,006	5.61%	6,865,006	—	*
C.T. Koll, LLC(9)	940,601	*	940,601	—	*
HBM BioCapital Ltd.(10)	632,944	*	632,944	—	*
ADC Products Switzerland Sarl(11)	337,097	*	337,097	—	*
Rory Riggs	31,648	*	31,648	—	*
The Berggruen Trust u/t/a December 22, 2000	25,318	*	25,318	—	*
Deerfield Special Situations Fund, L.P.(12)	632,944	*	632,944	—	*
Madden 2002 Trust(13)	50,635	*	50,635	—	*
Osage University Partners I, L.P.(14)	253,178	*	253,178	—	*
Leerink Swann Co-Investment Fund, LLC(15)	129,120	*	129,120	—	*
Leerink Holdings LLC(16)	126,589	*	126,589	—	*
New Emerging Medical Opportunities Fund II LP	253,178	*	253,178	—	*
Beacon Company(17)	259,507	*	259,507	—	*
Rosebay Medical Company L.P.(18)	259,507	*	259,507	—	*
Arthur Altshul	111,111	*	111,111	—	*

(1)              These accounts are managed by direct or indirect subsidiaries of FMR LLC.  Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.  Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(2)              Elm Street Venture Associates, LLC is the general partner of Elm Street Ventures, LP.  Robert A. Bettigole is the managing partner of Elm Street Venture Associates, LLC and has voting and investment power over the securities held by Elm Street Ventures, LP.

(3)              Frederick C. Goggans is the managing partner of Frederick C. Goggans Family Partnership.

(4)              Thomas H. Glocer is a FINRA member.

(5)              Henry Cornell, as trustee, has the power to vote and dispose of the shares held by The Daniel M. Neidich 2012 Family Trust.

(6)              A.J. Brune, III is President and Treasurer of Wagner Family Partnership VI and Gary D. Douglas is the Vice President of Wagner Family Partnership VI.  Each of Mr. Brune and Mr. Douglas has the power to vote or dispose of the shares held by Wagner Family Partnership VI.

(7)              Thomas M. Vertin is the President of VAE, LLC.

(8)              Andrew D. Wingate is the manager of KLP Enterprises, LLC and has the power to vote or dispose of the securities held by KLP Enterprises, LLC.  Each of KLP Enterprises, LLC and Andrew D. Wingate are deemed to beneficially own the securities held by KLP Enterprises, LLC.

(9)              Auven Therapeutics GP Ltd. is the general partner of Auven Therapeutics Holdings L.P.  Auven Therapeutics Holdings L.P. is the sole member and manager of C.T. Koll, LLC.  As the sole shareholders of Auven Therapeutics GP Ltd., Stephen Evans-Freke and Peter B. Corr have the power to vote or dispose of the shares held by C.T. Koll, LLC.

(10)       HBM BioCapital Ltd. is the general partner of HBM BioCapital (EUR) L.P. and HBM BioCapital (USD) L.P.

(11)       Auven Therapeutics GP Ltd. is the general partner of Auven Therapeutics Holdings L.P.  Auven Therapeutics Holdings L.P. is the indirect majority owner of ADC Products Switzerland SARL.  As the sole shareholders of Auven Therapeutics GP Ltd., Stephen Evans-Freke and Peter B. Corr have the power to vote and dispose of the shares held by C.T. Koll, LLC.

(12)       Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P.  Deerfield Management   Company, L.P. is the investment manager of Deerfield Special Situations Fund, L.P.  Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P.  Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P.

(13)       David Madden, as investment selector, has the power to vote and dispose of the shares held by the Madden 2002 Trust.

(14)       Osage University GP, LP is the general partner of Osage University Partners I, L.P.  Osage Partners, LLC is the general partner of Osage University GP, LP.  William Harrington, Marc Singer and Robert Adelson are the members of Osage Partners, LLC and have shared voting and investment power over the securities held by Osage University Partners I, L.P.

(15)       Leerink Swann Co-Investment Fund, LLC is an affiliate of Leerink Partners LLC, a FINRA member and a registered broker-dealer. Leerink Partners LLC served as a joint book-running manager for underwritten public offerings completed by the Company in 2015 and 2013.

(16)       Leerink Holdings LLC is the parent company of Leerink Partners LLC, a FINRA member and a registered broker-dealer. Leerink Partners LLC served as a joint book-running manager for underwritten public offerings completed by the Company in 2015 and 2013.

(17)       The board of directors of Stanhope Gate Corp., the managing general partner of Beacon Company has the power to vote or dispose of the securities held by Beacon Company.  The board members are Joerg Fischer, Jonathan G. White and Philip J. Le Cornu.

(18)       The board of directors of Rosebay Medical Company, Inc., the general partner of Rosebay Medical Company L.P. has the power to vote or dispose of the securities held by Rosebay Medical Company L.P.  The board members are Richard S. Sackler, M.D. and Jonathan D. Sackler.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes any of their respective pledgees, donees, transferees, assignees and or other successors-in-interest, may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling securities:

•                                          ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•                                          block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker dealer as principal and resale by the broker dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•                                          in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•                                          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                          one or more underwritten offerings on a firm commitment or best efforts basis;

•                                          a combination of any such methods of sale; or

•                                          any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person.  The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution.  These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Kolltan Pharmaceuticals, Inc., incorporated in this prospectus by reference to Celldex Therapeutics, Inc.’s Current Report on Form 8-K/A dated February 7, 2017, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•                                          Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 23, 2016;

•                                          Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016;

•                                          Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed on May 5, 2016, August 8, 2016 and November 7, 2016, respectively;

•                                          Our Current Reports on Form 8-K or 8-K/A filed with the SEC on February 23, 2016, March 7, 2016, May 19, 2016, June 9, 2016, August 11, 2016, November 1, 2016, as amended by Form 8-K/A filed on February 7, 2017, November 29, 2016, December 5, 2016 and December 14, 2016 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•                                          Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2016 (other than the portions thereof which are furnished and not filed); and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A, filed on November 8, 2004, as amended by Form 8-A/A filed on October 22, 2007 and March 7, 2008.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents.  Requests should be addressed to:

Corporate Secretary

Celldex Therapeutics, Inc.

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

(908) 200-7500

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the registration of the securities being registered under this Registration Statement. All amounts shown are estimates except the Securities and Exchange Commission registration statement filing fee:

Registration Statement filing fee	$7,069
Printing fees	5,000	*
Legal fees and expenses	20,000	*
Accounting fees	15,000	*
Miscellaneous	2,931	*
Total	$50,000	*

*                 Estimated

Item 15.  Indemnification of Directors and Officers.

Celldex is a Delaware corporation. In accordance with the Delaware General Corporation Law (the “DGCL”), Article Six of the Registrant’s Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Celldex or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of Celldex (the “Bylaws”) provide for indemnification to the directors, officers, employees and agents of Celldex consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of Celldex pursuant to the foregoing provision or otherwise, Celldex has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

Celldex currently carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of Celldex’s directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 16.  Exhibits.

No.	Description	Location

2.1	Agreement and Plan of Merger, dated as of November 1, 2016, by and among Kolltan Pharmaceuticals, Inc., Celldex Therapeutics, Inc., Connemara Merger Sub 1 Inc. and Connemara Merger Sub 2 LLC.	Incorporated by reference to Exhibit 2.1 Celldex’s Current Report on Form 8-K, filed November 1, 2016.

4.1	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.2	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Quarterly Report on Form 10-Q, filed May 10, 2002

4.5	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex’s Annual Report on Form 10-K, filed March 18, 2008

4.6	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Celldex classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form 8-A filed November 8, 2004

4.7	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex’s Annual Report on Form 10-K, filed March 16, 2005

4.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.13	Specimen of Common Stock Certificate	Previously filed

5.1	Opinion of Lowenstein Sandler LLP as to the legality of the securities being registered	Previously filed

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Celldex Therapeutics, Inc.	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for Kolltan Pharmaceuticals, Inc.	Filed herewith

23.2	Consent of Lowenstein Sandler LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Previously filed

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Jersey, on February 9, 2017.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci		February 9, 2017
Anthony S. Marucci	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ Avery W. Catlin		February 9, 2017
Avery W. Catlin	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		February 9, 2017
Larry Ellberger	Director

*		February 9, 2017
Herbert J. Conrad	Director

*		February 9, 2017
George O. Elston	Director

*	Director	February 9, 2017
Gerald McMahon

*		February 9, 2017
Harry H. Penner, Jr.	Director

*		February 9, 2017
Karen L. Shoos	Director

*By:	/s/ Avery W. Catlin
Name:	Avery W. Catlin
Title:	Attorney-in-fact

EXHIBIT INDEX

No.	Description	Location

2.1	Agreement and Plan of Merger, dated as of November 1, 2016, by and among Kolltan Pharmaceuticals, Inc., Celldex Therapeutics, Inc., Connemara Merger Sub 1 Inc. and Connemara Merger Sub 2 LLC.	Incorporated by reference to Exhibit 2.1 Celldex’s Current Report on Form 8-K, filed November 1, 2016.

4.1	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.2	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Quarterly Report on Form 10-Q, filed May 10, 2002

4.5	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex’s Annual Report on Form 10-K, filed March 18, 2008

4.6	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Celldex classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form 8-A filed November 8, 2004

4.7	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex’s Annual Report on Form 10-K, filed March 16, 2005

4.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.13	Specimen of Common Stock Certificate	Previously filed

5.1	Opinion of Lowenstein Sandler LLP as to the legality of the securities being registered	Previously filed

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Celldex Therapeutics, Inc.	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants for Kolltan Pharmaceuticals, Inc.	Filed herewith

23.3	Consent of Lowenstein Sandler LLP	Included in Exhibit 5.1

24.1	Powers of Attorney	Previously filed